UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2013, Kindred Healthcare, Inc. (the “Company”) issued a press release announcing that Richard A. Lechleiter, the Company’s Executive Vice President and Chief Financial Officer, will retire from the Company effective January 15, 2014 (the “Effective Date”).

In connection with this announcement, a subsidiary of the Company entered into an amended Employment Agreement (the “Amended Agreement”) with Mr. Lechleiter, effective as of July 10, 2013. The Amended Agreement will replace and supersede, in all respects, the employment agreement between the Company and Mr. Lechleiter dated December 18, 2008 (the “Prior Agreement”). Other than as set forth below, the terms of the Amended Agreement are the same in all material respects to those set forth in the Prior Agreement. The Amended Agreement:

•	Stipulates that the term of Mr. Lechleiter’s employment will terminate upon the Effective Date;

•	Provides for certain benefits to Mr. Lechleiter if he remains employed through the Effective Date, including:

•	A cash severance payment equal to 1.5 times his base salary and target award under the Company’s short-term incentive plan (consistent with the Prior Agreement);

•	Continued coverage under the Company’s employee benefit plans for a 30 month period following the Effective Date (instead of 18 months under the Prior Agreement);

•	Immediate vesting on the Effective Date of restricted stock awards that would have vested within a 27 month period following the Effective Date (instead of 18 months under the Prior Agreement);

•	Continued vesting of stock options and performance shares (subject to achieving performance measures) for an 18 month period following the Effective Date (consistent with the Prior Agreement);

•	Requires Mr. Lechleiter to provide a full release of all potential claims against the Company upon the Effective Date;

•	Extends his existing non-solicitation provision by an additional year until January 15, 2016;

•

Requires Mr. Lechleiter to enter into a one year Consulting Agreement with the Company (the “Consulting Agreement”) pursuant to which Mr. Lechleiter will work between 10-15 hours per week for the Company to provide accounting, budgeting, investor relations and other services in exchange for a monthly fee of $20,833; and

•

Stipulates that Mr. Lechleiter will not be eligible for awards under the Company’s short-term and long-term incentive plans for the 2014 calendar year (he would have otherwise been entitled to a prorated award under each plan for the 2014 calendar year under the Prior Agreement).

A copy of the Amended Agreement (including the Consulting Agreement) is attached hereto as Exhibit 10.1. A copy of the press release issued by the Company related to Mr. Lechleiter’s retirement is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

Incorporated by reference is a press release issued by the Company on July 10, 2013, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement dated as of July 10, 2013 by and between Kindred Healthcare Operating, Inc. and Richard A. Lechleiter.

Exhibit 99.1	Press release dated July 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 11, 2013	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary